Exhibit 1

AGREEMENT OF JOINT FILING

BUHRMANN NV

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13G and any and all amendments thereto, with respect to the securities of Buhrmann NV and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 25th day of June, 2003.

APOLLO INVESTMENT FUND IV, L.P.

By:	APOLLO ADVISORS IV, L.P.
Its General Partner

By: Apollo Capital Management IV, INC.
Its General Partner

By:	/s/ MICHAEL D. WEINER
Michael D. Weiner Vice President

APOLLO OVERSEAS PARTNERS IV, L.P

By:	APOLLO ADVISORS IV, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

By:	/s/ MICHAEL D. WEINER
Michael D. Weiner Vice President

APOLLO ADVISORS IV, L.P.

By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

By:	/s/ MICHAEL D. WEINER
Michael D. Weiner Vice President

AP OFFICE, LLC

By:	APOLLO MANAGEMENT IV, L.P.
Its General Partner

By: AIF IV MANAGEMENT, INC.
Its General Partner

By:	/s/ MICHAEL D. WEINER
Michael D. Weiner Vice President

APOLLO MANAGEMENT IV, L.P.

By:	AIF IV MANAGEMENT, INC.
Its General Partner

By:	/s/ MICHAEL D. WEINER
Michael D. Weiner Vice President